SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 11 2006
Date of Report
(Date of Earliest Event Reported)

G/O BUSINESS SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado (State or other Jurisdiction)	000-24688 (Commission File No.)	76-0025986 (IRS Employer I.D. No.)

14360 Sylvanfield Rd.
Houston, Texas 77014
(Address of Principal Executive Offices)

(832) 422-2629
(Registrant's Telephone Number)

N/A
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Other Events, Financial Statements and Exhibits

Item 8.01. Other Events.

We issued a Press Release regarding the our entering into a Retainer Agreement with Affordable Power Plan, L.P., a copy of which is included as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

99.1 Press Release regarding the Retainer Agreement with Affordable Power Plan L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934,the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

G/O Business Solutions, Inc.

Date 10/16/2006                        By /s/Brian Rodriguez

Brian Rodriguez
President and Director